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		                                                                                        EXHIBIT 12(b)


                                                 CALCULATION OF RATIOS OF EARNINGS TO COMBINED
                                                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS -- CONSOLIDATED
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                                                                                                             Three Months Ended
                                                              Year Ended December 31,                            March 31,
                                             -----------------------------------------------------------   ------------------------
                                                 1989       1990        1991       1992        1993           1993        1994
                                                 ----       ----        ----       ----        ----           ----        ----
                                                                      (Dollars in thousands)
Excluding Interest on Deposits
  Fixed Charges and Preferred Stock Dividends:
    Interest on long-term debt and
      short-term borrowings...............    $  455,019  $  586,627  $  476,672  $  513,322  $   467,841    $  124,347  $  118,116
    One-third of rent expense.............         5,973       8,241       6,581      10,252       10,859         2,708       3,447
    Preferred stock dividends*............        53,291      23,358      28,871      38,037       42,623        10,461      10,343
                                              ----------  ----------  ----------  ----------  -----------    ----------  ----------
        Total fixed charges and preferred
        stock dividends...................    $  514,283  $  618,226  $  512,124  $  561,611  $   521,323    $  137,516  $  131,906
                                              ==========  ==========  ==========  ==========  ===========    ==========  ==========

Earnings:
  Income before income taxes..............    $   56,050  $  223,325  $  287,746  $  347,269  $  451,358     $  100,596  $  116,803
  Fixed charges...........................       460,992     594,868     483,253     523,574     478,700        127,055     121,563
                                              ----------  ----------  ----------  ----------  ----------     ----------  ----------
        Total earnings....................    $  517,042  $  818,193  $  770,999  $  870,843  $  930,058     $  227,651  $  238,366
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========
  Ratio of earnings to combined fixed
  charges and preferred stock dividends
  excluding interest on deposits..........          1.01x       1.32x       1.51x       1.55x       1.78x          1.66x       1.81x
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========
Including Interest on Deposits
 Fixed Charges and Preferred Stock Dividends:
    Interest on long-term debt,
      short-term borrowings and deposits...   $1,990,612  $2,044,227  $1,682,661  $1,318,228  $1,157,075     $  299,994  $  286,143
    One-third of rent expense..............        5,973       8,241       6,581      10,252      10,859          2,708       3,447
    Preferred stock dividends*.............       53,291      23,358      28,871      38,037      42,623         10,461      10,343
                                              ----------  ----------  ----------  ----------  ----------     ----------  ----------
         Total fixed charges and preferred
         stock dividends...................   $2,049,876  $2,075,826  $1,718,113  $1,366,517  $1,210,557     $  313,163  $  299,933
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========

Earnings:
  Income before income taxes...............   $   56,050  $  223,325  $  287,746  $  347,269  $  451,358     $  100,596  $  116,803
  Fixed charges............................    1,996,585   2,052,468   1,689,242   1,328,480   1,167,934        302,702     289,590
                                              ----------  ----------  ----------  ----------  ----------     ----------  ----------
         Total earnings....................   $2,052,635  $2,275,793  $1,976,988  $1,675,749  $1,619,292     $  403,298  $  406,393
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========
  Ratio of earnings to combined fixed
  charges and preferred stock dividends
  including interest on deposits...........         1.00x       1.10x       1.15x       1.23x       1.34x          1.29x       1.35x
                                              ==========  ==========  ==========  ==========  ==========     ==========  ==========

*  For the purpose of computing the ratios of earnings to combined fixed charges and preferred stock dividends, the pre-tax equivalent of the preferred stock dividends is calculated by multiplying the preferred stock dividends by the ratio that pre-tax income bears to after-tax income.

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